UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2016

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio		44062-0035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In a private offering exempt by SEC Regulation D Rule 506 from registration under the Securities Act of 1933, Middlefield Banc Corp. completed the sale of 181,585 shares of common stock at the price of $33 per share on Tuesday, May 24, 2016. The offering was to accredited investors only, without the use of a general solicitation or general advertising.

In addition to the two sales for 151,515 shares reported in the Form 8-K filed on May 6, 2016, we sold 14,179 shares to our directors, Chief Executive Officer, Chief Operating Officer, and other officers, and 167,406 shares to other accredited investors in the sales completed May 24, 2016 for gross proceeds of $5,992,305 before commissions of $281,000 payable to the investment bank acting as placement agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: May 24, 2016	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President/Chief Operating Officer